UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  08/24/2009

Rackspace Hosting, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-34143
Delaware	74-3016523
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

5000 Walzem Rd.
San Antonio, Texas 78218
(Address of principal executive offices, including zip code)

(210) 312-4000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

Jim Lewandowski, Senior Vice President, Worldwide Sales of Rackspace Hosting, Inc. (“Rackspace”) and Brian Thomson, Managing Director of Rackspace’s UK operating entity, have entered into written stock selling plans (“Plans”) for asset diversification purposes in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended and Rackspace’s insider trading policy.

Pursuant to the Plans, the two executives will gradually liquidate a portion of their holdings in Rackspace.  Selling according to the Plans may commence in November 2009.  Rule 10b5-1 permits the implementation of written, prearranged stock trading plans by insiders when the insiders are not in possession of material non-public information, and allows the insiders to trade on a regular basis, regardless of any subsequent material non-public information they receive.  These trading plans allow insiders to diversify their holdings and to minimize the stock market impact of sales by spreading the sales out over time.

The executive officers will report transactions made pursuant to their respective Plans to the Securities and Exchange Commission pursuant to Rule 16(b) of the Exchange Act. Except as required by law, Rackspace does not undertake to report Rule 10b5-1 trading plans by other Rackspace officers or directors or to report modifications, transactions or other activities under Rule 10b5-1 trading plans or the similar plans of any other officer or director.

SIGNATURE(S)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rackspace Hosting, Inc.

Date: August 24, 2009	By:	/s/ Alan Schoenbaum
Alan Schoenbaum
Senior Vice President, General Counsel